UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 23, 2008
____________________

Tegal Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction
of incorporation)
000-26824
(Commission
File Number)
68-0370244
(I.R.S. Employer
Identification No.)

2201 South McDowell Boulevard
Petaluma, CA 94954
(Address of Principal Executive Offices)

(707) 763-5600
(Registrant’s telephone number, including area code)

_____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On September 23, 2008, the Board of Directors of the Company appointed Gilbert Bellini to the Board of Directors.  Mr. Bellini was appointed to fill a vacancy on the now six-member Board.  Mr. Bellini does not intend to serve on any committees of the Board.

Mr. Bellini, 53, has served as President of Alcatel Micro Machining Systems (“AMMS”) since March 2006.  From 1980 until 2006, Mr. Bellini held various management positions in software development, equipment engineering, and industrial equipment product lines for Alcatel-Lucent.  Mr. Bellini was the contributor to the launch of the deep etching of silicon at Alcatel and has been managing this business since its creation in 1999.  Mr. Bellini holds a Bachelor of Science degree in Electronics from the University of Grenoble in France and followed with several internal International Business Education Training courses at Alcatel-Lucent.

As previously reported on a Current Report on Form 8-K filed with the SEC on September 2, 2008, the Company, AMMS and Alcatel Lucent, a French Corporation (“Alcatel” and together with AMMS, the “Sellers”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company purchased certain equipment, intellectual property and other assets of the Sellers.  This acquisition was consummated on September 16, 2008.  Pursuant to the Purchase Agreement, AMMS has the right to designate an executive of AMMS or Alcatel Vacuum Technology France to be appointed to the Company’s board of directors.  This designation right terminates upon the later of (a) the termination or expiration of certain customer services related agreements set forth in the Purchase Agreement, and (b) when AMMS beneficially owns less than 5% of the number of shares of Common Stock issued and outstanding.

On September 23, 2008 (the “Vesting Commencement Date”), the Board of Directors, in accordance with the provisions of the 2007 Incentive Plan (the “Plan”) and pursuant to the Company’s compensation program for its non-employee directors, approved a stock option grant to Mr. Bellini for 8,333 shares of common stock.  The stock option has an exercise price equal to $3.56 per share, which was the closing sales price of the Company’s common stock as reported on the Nasdaq Capital Market on September 23, 2008.  The stock options shall vest in accordance with the following schedule:   1/12th of the shares shall vest on each monthly anniversary of the Vesting Commencement Date, for so long as the option holder remains a director or employee of, or consultant to, the Company.

The stock option was granted under the Plan pursuant to a stock option agreement, the form of which has been previously filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2008.  The foregoing description of the stock option agreement is qualified in its entirety by reference to the full text of such agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2008	TEGAL CORPORATION
	By:	\s\ Christine T. Hergenrother
	Name: Title:	Christine T. Hergenrother Vice President and Chief Financial Officer